EXTENSION OF LEASE

THIS EXTENSION OF LEASE (“Extension”) is made and entered into on the 19th day of August, 2005 by and between Thomas G. Plein and Diane L. Plein, husband and wife as community property, the Hurley Family Trust under trust date January 7, 1994 and Chesnut Family Trust under trust date February 4, 1994 (collectively, “Lessor”) and Cohu, Inc., a Delaware corporation (“Lessee”).

RECITALS:

A. Thomas G. Plein and Diane L. Plein, husband and wife as community property, as Lessor, and Cubic Defense System, Inc., as Lessee, entered into that certain Industrial Lease dated June 26, 1995 (“Lease”) for the approximately 57,553 square feet (the “Premises”), in the building commonly known as 3912 Calle Fortunada in the City of San Diego, CA (the “Project”).

B. The Lease was assigned on the 25th day of June 1999 pursuant to a Lease Assignment Agreement between Cohu, Inc., a Delaware corporation, as assignee, and Cubic Defense Systems, Inc., as assignor, and Lessor.

C. The term of the Lease was extended pursuant to Section 39.3 of the Lease, Exercise of Option.

D. Lessee now desires to extend the term of the Lease, and Lessor has agreed to such extension upon the terms and conditions hereinafter described.

E. All capitalized terms used in this Extension shall have the meanings given to them in the Lease, as extended hereby, unless otherwise defined herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby extend the Lease on the terms hereof, and effective as of the date hereof, notwithstanding anything to the contrary contained in the Lease:

1. The term of the Lease is hereby extended for a period of three (3) years and one (1) month, beginning November 1, 2005 and terminating on November 30, 2008 (the “Renewal Term”), unless sooner terminated pursuant to the provisions of the Lease.

2. During the Renewal Term, the base rent (“Base Rent”) for the Premises shall be as follows:

Nov 1, 2005 – Nov 30, 2005	Free Rent

Dec 1, 2005 – Nov 30, 2006	$57,553.00 per mo.

Dec 1, 2006– Nov 30, 2007	$59,567.00 per mo.

Dec 1, 2007 – Nov 30, 2008	$61,652.00 per mo.

Lessee agrees to pay the Base Rent in equal monthly installments as provided in the Lease on the first (1st) day of each month, in advance (subject to adjustment in accordance with the other provisions of the Lease).

3. Lessee agrees and accepts, (a) the Premises and the Project as suitable for the purposes for which the same are leased; (b) this Extension is on an “AS-IS” basis, except as provided for herein: (c) Lessor has made no representations or warranties concerning the Premises and the Project; and (d) Lessor is in full compliance with Lessor’s obligations pursuant to the Lease. Lessor shall re-slurry coat the parking area and re-stripe the stalls, and Lessor shall conduct a complete one-time inspection of all HVAC units, and make repairs or replacements, as needed, and replace any drip pans which need replacement. Lessor shall continue to be responsible for the roof structure.

4. Lessee hereby represents and warrants to Lessor that (a) Lessee is in good standing under the laws of the State of California, (b) Lessee has full corporate power and authority to enter into this Extension, and to perform all of Lessee’s obligations under the Lease, as extended by this Extension, and (c) each person signing this Extension on behalf of Lessee is duly and validly authorized to do so.

IN WITNESS WHEREOF, Lessee and Lessor have executed this Extension as of the date and year first above written.

LESSEE:

Cohu, Inc., a Delaware corporation

By: /s/ John H. Allen
Title: CFO
Date: 7/29/2005

LESSOR:

Tomas G. Plein and Diane L. Plein

By: /s/ Thomas G. Plein
Name: Thomas G. Plein
Date: 8/15/2005

By: /s/ Diane L. Plein
Name: Diane L. Plein
Date: 8/16/2005

Hurley Family Trust dated January 7, 1994

By: /s/ Jeffrey D. Hurley, Co-Trustee
Name: Jeffrey D. Hurley
Date: 8/16/2005

Chesnut Family Trust dated February 4, 1994

By: /s/ Lee M. Chestnut, Co-Trustee
Name: Lee M. Chestnut
Date: 8/19/2005